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                                                                     Exhibit 3.2


                                     BY-LAWS

                                       of

                                AP HOLDINGS, INC.
                                   ARTICLE I

                                     OFFICES

            SECTION 1. Registered Office. The registered office shall be established and maintained at the office of The Prentice-Hall Corporation System at 229 South State Street in the City of Dover, County of Kent, State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.

            SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time select or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting. If the board of directors fails so to determine the time, date and place or meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

            SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or by resolution of the board of directors, and shall be called by the President upon the written request of stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.

            SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-laws shall, unless otherwise provided in the Certificate of Incorporation, be entitled to one vote, in person or in proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for direc-
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tors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

            A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

            SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

            SECTION 5. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

            SECTION 6. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                  ARTICLE III

                                    DIRECTORS

            SECTION 1. Number and Term. The number of directors shall be two or more, as set by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-laws. A director need not be a stockholder.

            SECTION 2. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, Immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, disqualification, removal or other cause, may, except as otherwise provided in the Stockholders' Agreement, dated as of April 14, l989, by and among the Corporation and the persons named therein (the "Stockholders' Agreement"), a copy of which is on file with the Secretary of the Corporation, be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

            SECTION 4. Removal of Directors. Any director may, except as otherwise provided in the Stockholders' Agreement, be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

            SECTION 5. Powers. The board of directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-laws, conferred upon or reserved to the stockholders.

            SECTION 6. Committees. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.


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            Any such committee, to the extent provided in the resolution of the board of directors, or in these By-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

            SECTION 7. Meetings. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

            Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

            Special meetings of the board may be called by the President and shall be called by the Secretary on the written request of any director on at least two days' notice to each director, if such notice is given by telephone, or on at least 10 days' notice to each director, if such notice is given by mail (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

            Any stockholder holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation shall have the right, by its duly authorized representative, to attend any regular or special meeting of the board or any committee thereof. Notice or any special meeting of the board or any committee thereof, or of any proposal to take action by written consent without a meeting, shall be given to such stockholder in the manner set forth in the immediately preceding paragraph.

            Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the board of directors, or any committee designated by the board of directors, may participate in any meeting of the board of directors or any committee thereof by means of a conference telephone or similar communications equipment by means or which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Certificate of Incorporation or these By-laws shall require the vote of a greater number.

            SECTION 9. Compensation. Directors shall be entitled to such compensation and fees (including reimbursement of reasonable expenses) for their services as directors or as members of committees as shall be authorized by resolution of the board. Nothing herein con-


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tained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

            SECTION 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the board of directors and shall hold office until their successors are elected and qualified. In addition, the board of directors may elect a Chairman of the Board and such Assistant Secretaries and Assistant Treasurers as they may deem proper. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

            SECTION 2. Chairman. The Chairman of the Board, if one be elected, shall preside at all meetings of the board of directors and he shall have and perform such other duties as may be assigned to him by the board of directors.

            SECTION 3. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. Except as the board of directors shall authorize execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

            SECTION 4. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the board of directors.

            SECTION 5. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond for


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the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

            SECTION 6. Secretary. The Secretary shall cause, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the board of directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the board of directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors or the President, and attest the same.

            SECTION 7. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors.

                                   ARTICLE V

                                  MISCELLANEOUS

            SECTION 1. Certificates of Stock. A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.

            SECTION 2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

            SECTION 3. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

            SECTION 4. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or


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entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

            SECTION 6. Seal. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the board of directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            SECTION 7. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

            SECTION 8. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.

            SECTION 9. Notice and Waiver of Notice. Except as otherwise provided in this Section 9, whenever any notice is required by these By-laws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required with respect to a special meeting of the Board of Directors, such notice shall be deemed received when given, if given by telegram, telex, telecopy or similar form of telecommunication, and sent to the last known business address of each director entitled to such notice. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                   ARTICLE VI

                                   AMENDMENTS

            Except as set forth in the Certificate of Incorporation, these By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal of By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board of directors, at any regular meeting of the board of directors, or at any special meeting of the board of directors, if notice of the proposed alteration repeal of By-law or By-laws to be made be contained in the notice of such special meeting.